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Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact Information:
Robin Weinberg
(212) 840-0008
ir@soundview.com

SOUNDVIEW TECHNOLOGY REPORTS FIRST QUARTER 2003 RESULTS

Increases Share Buyback to 10.0 Million Shares

Shareholders to Vote on 1:5 Reverse Stock Split

        April 22, 2003, Old Greenwich, CT—SoundView Technology Group, Inc. (Nasdaq:SNDV), parent of SoundView Technology Corporation, a research driven securities firm, today reported results for the first quarter ended March 31, 2003.

First Quarter Highlights

  •
  Revenues for the first quarter were $23.6 million, compared to $23.8 million last quarter and $29.0 million for the first quarter a year ago.

  •
  Expenses decreased to $27.0 million from $200.9 million last quarter and $62.0 million for the first quarter a year ago. The significant sequential decrease reflects the goodwill impairment charge of $164.7 million in the fourth quarter of 2002.

  •
  On a GAAP basis, the Company reported a quarterly net loss of $3.4 million or $(0.04) per share on 93.3 million weighted average shares, compared to a net loss of $174.5 million in the fourth quarter or $(1.84) per share on 94.7 million weighted average shares and a net loss of $19.2 million or $(0.20) per share on 94.2 million weighted average shares in the first quarter a year ago.

  •
  On a cash basis, which excludes depreciation and amortization, amortization of intangible assets and charges related to stock based compensation, the Company reported cash net income of $1.2 million or $0.01 per share compared to a cash net loss of $5.4 million or $(0.06) last quarter and a cash net loss of $22.5 million or $(0.24) for the first quarter a year ago.

  •
  The Company's liquidity position (cash and cash equivalents, short term investments and receivables from clearing broker) decreased to $136.9 million from $157.1 million last quarter primarily as a result of $24.3 million of incentive compensation payments in the first quarter.

  •
  The Company reported book value of $2.00 and tangible book value of $1.34 based on 107.9 million common shares and 1.0 million vested in-the-money options outstanding as of March 31, 2003. Book value includes $6.8 million of proceeds from the assumed repayment of a note receivable for the sale of common stock and from the assumed exercises of vested in-the-money options outstanding.

        "Despite the challenging market environment, we achieved positive cash net income from core operations of $1.4 million," said Mark F. Loehr, Chief Executive Officer of SoundView. "This is an important metric to judge the health of our company, as it shows our ability to manage our costs. Our focus is on continuing to lay the groundwork for post-recovery growth. We further strengthened our impressive talent pool this quarter with the additions of Howard Rubel, aerospace and defense analyst, Doug Henderson, Head of Sales Trading, Tim Ng, Head of Mergers and Acquisitions, Hans Mosesmann, Semiconductor Device Analyst and Margot Lebenberg, General Counsel.

        "Our Board of Directors is encouraged by our ability to achieve positive cash net income in this environment and is demonstrating this through its approval to increase our share buyback from 4.6 million shares to 10.0 million shares. We are also taking measures to better position our stock for institutional investor interest by presenting for stockholder approval a one for five reverse stock split at our upcoming annual shareholders' meeting currently scheduled for June 12, 2003."

SUMMARY FINANCIAL HIGHLIGHTS

	Three Months Ended
	March 31, 2003	March 31, 2002
REVENUES:
Brokerage	$19,954,498	$25,170,851
Investment banking	1,696,677	4,017,695
Asset management fees	1,429,389	1,395,895
Interest and investment income	1,243,617	937,087
Loss on investments	(731,176)	(2,507,044)

Total revenues	23,593,005	29,014,484
Total expenses	27,042,470	(62,034,763)

Loss from operations	(3,449,465)	(33,020,279)
Income tax provision (benefit)	—	(5,706,940)

Net loss before minority interest	(3,449,465)	(27,313,339)
Minority interest	—	8,087,811

Net loss	$(3,449,465)	$(19,225,528)

Net loss per share:
Basic	(0.04)	(0.20)
Diluted	(0.04)	(0.20)
Weighted average shares used in the computation of net loss per share:
Basic	93,295,427	94,213,326
Diluted	93,295,427	94,213,326

BUSINESS HIGHLIGHTS

Brokerage

        Revenues from institutional brokerage were $20.0 million in the first quarter compared to $22.9 million in the fourth quarter, and $25.2 million in the first quarter a year ago. "Our research-centric focus is maximized by our sales and trading professionals who fully integrate with the research team to understand the product and deliver value to our clients. We believe the result of this focus will become more evident with improving volumes as the effects of our recent hires take place," said Mr. Loehr.

Investment Banking

        Revenues from investment banking were $1.7 million in the first quarter, down from $1.9 million in the fourth quarter and $4.0 million in the first quarter a year ago. "Our banking team is prepared to leverage the firm's strengths in order to capitalize on improving market conditions, particularly within our private placement group", said Mr. Loehr. "Our model creates experienced sector-focused banking teams and gives them access to our industry-renowned proprietary research and sales and trading platform. These are key tools that position SoundView to benefit from financing demand when capital markets regain momentum."

Loss on Investments

        The Company reported losses on investments in the first quarter of $0.7 million, compared with reported losses of $3.3 million last quarter and $2.5 million in the comparable quarter last year. These losses consist primarily of write-downs on private equity investments made in earlier periods. The Company evaluates each investment, its cash position and future requirements as well as any pending liquidity events on financings.

EXPENSES

        Total expenses decreased to $27.0 million from $200.9 million in the previous quarter, and $62.0 million in the first quarter a year ago. The majority of the quarterly decrease was due to a charge in the fourth quarter for the impairment of goodwill of $164.7 million and a loss of $2.4 million from unoccupied office space. The Company's decrease in operating expenses from the first quarter of last year is the result of a dedicated effort to streamline cost structure and pay close attention to operating synergies. Headcount was 224 at March 31, 2003 which is relatively unchanged from 222 at December 31, 2002 and is down from 240 at March 31, 2002.

Compensation and Benefits

        Compensation and benefits accounted for $15.4 million of total expenses, a decrease from $19.0 million in the fourth quarter and a decrease from $27.2 million in the first quarter a year ago.

CASH & BOOK VALUE

        The Company ended the quarter with a strong liquidity position of $136.9 million, or $1.27 per common share. Book value and tangible book value per share as of March 31, 2003 were $2.00 and $1.34 per share, respectively.

SHARE BUYBACK

        The Board of Directors has authorized an increase in the Company's buyback program from 4.6 million shares to 10.0 million shares. During the first quarter, the Company repurchased 1.6 million shares. Stock repurchases may be made from time to time in open market or in privately negotiated transactions.

REVERSE STOCK SPLIT

        SoundView's Board of Directors has authorized a one-for-five reverse stock split in which one share will be exchanged for every five existing shares to be voted on at its Annual Shareholders' Meeting currently scheduled for June 12, 2003. The details of the reverse split are included in the Company's Preliminary Proxy Statement, which was filed today. The Company believes that the reverse split is in the best interests of its shareholders, as it should make the stock more attractive to institutional investors. The reverse split has no impact on the overall market capitalization of the Company.

OUTLOOK

        "The global economic downturn and geo-political concerns are weighing heavily on capital markets dependent businesses," said Mr. Loehr. "We believe that conditions will improve as the year progresses and we are positioned to be a considerable presence in our areas of expertise. Our financial and operational restructuring is behind us, and we continue to have a healthy balance sheet that will allow us to take advantage of the current environment. In addition, our expansion of covered technology sectors to include select high-growth industries will certainly increase the opportunity for us to expand our depth and scope of service to our clients. We will continue to focus on delivering world-class products and offering our clients significant value."

About SoundView Technology Group, Inc.

        SoundView Technology Group, Inc. (NASDAQ: SNDV) is the parent of SoundView Technology Corporation, a research driven securities firm focused on dynamic, growth-based business models. Research is the core driver of all of SoundView's products and services. Our perspective and the quality of our analysis have earned us the recognition of top institutional investors and corporate clients who rely on our research for daily investment insight. SoundView's services include investment banking, M&A, institutional sales & trading, and venture capital. SoundView produces comprehensive sell-side equity research on over 160 technology companies and industries. For more information, please see www.soundview.com.

Important Information Regarding Statements Made In This Release

        The statements in this earnings release that are not historical facts, including, most importantly, information concerning possible results of operations, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements preceded by, followed by, or that include the words "intend","expect", "optimistic", "anticipate", or similar expressions typically constitute "forward-looking statements." These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, or those of the industry in which we operate, to be materially different from any expected future results, performance or achievements expressed or implied in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those economic factors that affect the market for capital raising, including initial public offerings, levels of retail and institutional trading of equity securities, the impact of trading in decimals on market making profitability, merger and acquisition activity and the climate for venture capital investing, as well as the risk factors discussed in the periodic reports filed by SoundView Technology Group, Inc. from time to time with the Securities & Exchange Commission. SoundView does not intend to update or revise any forward looking information contained in this release.

        (tables follow)

SOUNDVIEW TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31, 2003	March 31, 2002
REVENUES:
Investment banking	$1,696,677	$4,017,695
Brokerage	19,954,498	25,170,851
Asset management fees	1,429,389	1,395,895
Interest and investment income	1,243,617	937,087
Losses on investments	(731,176)	(2,507,044)

Total revenues	23,593,005	29,014,484
EXPENSES:
Compensation and benefits	15,375,662	27,161,466
Brokerage and clearance	3,281,749	4,329,702
Marketing and business development	953,985	1,804,023
Amortization of intangible assets and goodwill	1,018,749	1,486,807
Impairment of goodwill and other intangible assets	—	1,130,550
Professional services	1,138,893	1,630,012
Communications and technology	1,845,657	4,205,423
Depreciation and amortization	1,138,024	2,016,188
Occupancy	1,573,167	2,189,052
Loss from consolidation of office space	—	8,479,798
Discontinuance of European operations	—	6,271,000
Other	716,584	1,330,742

Total expenses	27,042,470	62,034,763

Net loss from operations	(3,449,465)	(33,020,279)
Income tax benefit	—	(5,706,940)

Net loss before minority interest	(3,449,465)	(27,313,339)
Minority interest	—	8,087,811

Net loss	$(3,449,465)	$(19,225,528)

Net loss per share:
Basic	$(0.04)	$(0.20)
Diluted	$(0.04)	$(0.20)
Weighted average shares used in the computation of net loss per share:
Basic	93,295,427	94,213,326
Diluted	93,295,427	94,213,326

SOUNDVIEW TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	March 31, 2003	December 31, 2002
	(unaudited)
ASSETS
CASH AND CASH EQUIVALENTS	$52,694,680	$72,863,574
OTHER SHORT TERM INVESTMENTS	79,499,109	76,048,146
RECEIVABLE FROM CLEARING BROKER	4,703,058	8,182,560
SECURITIES OWNED, at market or fair value	4,885,585	4,353,810
INVESTMENT BANKING FEES RECEIVABLE	221,205	752,199
INVESTMENTS	15,850,709	15,560,190
INTANGIBLE ASSETS, net of accumulated amortization	71,852,420	72,871,169
FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net of accumulated depreciation and amortization	12,257,326	13,309,254
COMPUTER SOFTWARE, net of accumulated amortization	227,254	313,350
PREPAID EXPENSES	1,873,956	2,077,779
DEFERRED TAX AND OTHER ASSETS, NET	4,130,995	4,518,110

Total assets	$248,196,297	$270,850,141

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES:
Securities sold but not yet purchased, at market value	$160,161	$6,755
Accounts payable and accrued expenses	5,277,164	6,097,869
Accrued compensation	5,014,419	25,543,534
Reserve for lease loss	17,935,411	19,080,636
Other liabilities	8,823,749	8,877,864

Total liabilities	37,210,904	59,606,658

STOCKHOLDERS' EQUITY:
Total stockholders' equity	210,985,393	211,243,483

Total liabilities and stockholders' equity	$248,196,297	$270,850,141

SOUNDVIEW TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET LOSS TO CASH NET INCOME (LOSS) PER SHARE

		Earnings per share
Three months ended March 31, 2003:
		Basic	Diluted
GAAP net loss	$(3,449,465)	$(0.04)	$(0.04)
Add back (deduct) one-time items:
Severance charges	197,682	0.00	0.00
Interest received on note repayment	(622,697)	(0.01)	(0.01)
Add back non-cash expenses:
Stock based compensation expense	2,409,119	0.03	0.03
Depreciation and amortization	1,138,024	0.01	0.01
Amortization of intangible assets	1,018,749	0.01	0.01
Loss on investments	731,176	0.01	0.01

Cash net income from core operations	1,422,588	0.02	0.02
Adjust for cash one-time items and loss on investments:
Cash severance charges	(150,320)	(0.00)	(0.00)
Interest received on note repayment	622,697	0.01	0.01
Loss on investments	(731,176)	(0.01)	(0.01)

Cash net income	$1,163,789	$0.01	$0.01

Weighted average shares used in the computation of net income (loss) per share:		93,295,427	93,620,283

		Earnings per share
Three months ended December 31, 2002:
		Basic	Diluted
GAAP net loss	$(174,450,278)	$(1.84)	$(1.84)
Add back (deduct) one-time items:
Severance charges	354,062	0.00	0.00
Loss on consolidation of office space	2,358,847	0.02	0.02
Gain on strategic investment	(274,908)	(0.00)	(0.00)
Impairment of goodwill	164,715,034	1.74	1.74
Add back non-cash expenses:
Stock based compensation expense	2,071,735	0.02	0.02
Depreciation and amortization	1,239,701	0.01	0.01
Other	(319,998)	(0.00)	(0.00)
Amortization of intangible assets	1,018,750	0.01	0.01
Income tax benefit	(2,334,635)	(0.02)	(0.02)
Loss on investments	3,275,473	0.03	0.03

Cash net loss from core operations	(2,346,217)	(0.02)	(0.02)
Adjust for cash one-time items and loss on investments:
Gain on strategic investment	274,908	0.00	0.00
Loss on consolidation of office space	(2,358,847)	(0.02)	(0.02)
Cash severance charges	(27,414)	(0.00)	(0.00)
Income tax benefit	2,334,635	0.02	0.02
Loss on investments	(3,275,473)	(0.03)	(0.03)

Cash net loss	$(5,398,408)	$(0.06)	$(0.06)

Weighted average shares used in the computation of net loss per share:		94,689,485	94,689,485

		Earnings per share
Three months ended March 31, 2002:
		Basic	Diluted
GAAP net loss	$(19,225,528)	$(0.20)	$(0.20)
Add back (deduct) one-time items:
Loss on consolidation of office space	8,479,798	0.09	0.09
Discontinuance—European operations	(1,195,904)	(0.01)	(0.01)
Severance charges	4,114,813	0.04	0.04
Impairment of goodwill	1,130,550	0.01	0.01
Add back non-cash expenses:
Stock based compensation expense	1,787,516	0.02	0.02
Depreciation and amortization	2,016,188	0.02	0.02
Other	(319,998)	(0.00)	(0.00)
Amortization of intangible assets	1,486,807	0.02	0.02
Income tax benefit	(5,706,940)	(0.06)	(0.06)
Loss on investments	2,507,044	0.03	0.03

Cash net loss from core operations	(4,925,654)	(0.05)	(0.05)
Adjust for cash one-time items and loss on investments:
Cash severance charges	(2,350,088)	(0.02)	(0.02)
Loss on consolidation of office space	(6,733,625)	(0.07)	(0.07)
Closing—UK office	(5,964,000)	(0.06)	(0.06)
Loss on investments	(2,507,044)	(0.03)	(0.03)

Cash net loss	$(22,480,411)	$(0.24)	$(0.24)

Weighted average shares used in the computation of net loss per share:		94,213,326	94,213,326

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QuickLinks

  Exhibit 99.1
SOUNDVIEW TECHNOLOGY REPORTS FIRST QUARTER 2003 RESULTS
SOUNDVIEW TECHNOLOGY GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
SOUNDVIEW TECHNOLOGY GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
SOUNDVIEW TECHNOLOGY GROUP, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP NET LOSS TO CASH NET INCOME (LOSS) PER SHARE